EXHIBIT 99

CompuDyne Announces $16.1 Million Non-Cash Write-Down of Goodwill and
                Intangibles Results in a Loss for 2006

    ANNAPOLIS, Md.--(BUSINESS WIRE)--April 2, 2007--CompuDyne Corporation (NASDAQ:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, reported a net loss of $16.4 million, or $1.95 per share, on revenues of $33.9 million, for the fourth quarter of 2006. This compared to a net loss of $456 thousand, or $0.06 per share, on revenues of $40.7 million, for the fourth quarter of 2005. The full year 2006 net loss was $15.0 million, or $1.82 per share, on revenues of $147.5 million. This compares to a net loss of $8.7 million or $1.07 per share, on revenues of $141.6 million, for the full year 2005. The 2006 loss was driven by a $16.1 million pre-tax non-cash write-down of goodwill and intangible assets related to our Public Safety & Justice business. The fourth quarter net loss before the write-down was $0.9 million, the full year net income before the impact of the goodwill and intangible write-down was $0.5 million. Backlogs at December 31, 2006 were $117.3 million, down 20.8% from $148.1 million at December 31, 2005. Backlogs were negatively affected by the completion of a major project in our Attack Protection segment during 2006, and continuing delays in formalizing the expected awards of a number of projects in our Institutional Security Systems segment. EBITDAS for the full year 2006 was $7.3 million versus ($2.4) million for the full year 2005.

    In addition to the impact of the non-cash goodwill write-down, 2006 results were depressed by several factors many of which are temporal. In addition, revenue generation remains disappointing due to a decline in backlogs despite an increase in pre-bid project activity across all of our businesses. On a positive note, audit and SOX related costs declined to a more normal level of $0.7 million in 2006 compared to $3.6 million in 2005.

    Institutional Security Systems ("ISS") had a pre-tax loss of $0.7 million in the fourth quarter of 2006 and a pre-tax loss of $1.3 million for the full year of 2006. Revenues in 2006 were $10.6 million for the fourth quarter and $48.3 million for the year. Revenues decreased $7.0 million or 40% for the fourth quarter of 2006 compared to the fourth quarter of 2005 and $12.4 million or 20% for the year 2006 as compared to the year 2005. The 2005 fourth quarter pre-tax profit was $0.1 million and the full year 2005 pre-tax profit was $0.6 million. ISS backlogs have improved modestly in 2006, rising from $58.1 million at the beginning of the year to $64.7 million at the end of 2006. While actual awards early in 2007 have been quite low, ISS has in excess of $20 million of projects that are expected to be formally awarded in the next few months. Prospective project activity remains strong coincident with the improving fiscal condition of our city, county, and state customers. In addition, the underlying requirement for additional correctional facilities continues to increase, exacerbated by several years of low building activity, and violent crime rates that have begun increasing again in recent years. ISS has aggressively reduced its cost structure and streamlined its operations and expects to do very well once backlogs fully recover and projects progress to our stage of participation.

    Attack Protection ("AP") had a pre-tax profit of $0.5 million in the fourth quarter of 2006 and a pre-tax profit of $4.7 million for the full year 2006 on revenues of $8.4 million in the fourth quarter of 2006 and $40.2 million for the full year 2006. Results in 2006 reflected a sharp recovery from a pre-tax loss of $0.2 million in the fourth quarter of 2005 and a pre-tax loss of $2.3 million for the 2005 year on revenues of $8.2 million for the fourth quarter of 2005 and $27.0 million for the full year 2005. Our Attack Protection segment is made up of two businesses: 1) Norshield, which markets bullet, blast and attack protection products as well as vehicle barrier systems; and
2) Fiber SenSys ("FSI"), a world premier manufacturer of fiber optic based perimeter alarm systems. Norshield completed the largest project, a major new embassy, in its history in 2006. This project contributed significantly to AP results in 2006 but represented an unusually large procurement that will not be repeated in 2007. Norshield backlogs have declined sharply since the completion of this project, ending the year at only $5.7 million, down from $28.8 million at the beginning of the year, and 2007 revenues are expected to be well under 2006 levels despite an active level of quoting. Norshield had revenues of $31.5 million and pre-tax income of $3.4 million in 2006 compared to revenues of $20.6 million and a pre-tax loss of $2.7 million in 2005. FSI had a good year in 2006 with revenues of $8.7 million and pre-tax profit of $1.3 million compared to revenues of $6.4 million and pre-tax profit of $0.3 million in 2005. Revenues at FSI were depressed in the first half of 2006 awaiting results of various Air Force tests, but picked up sharply in the second half, especially the fourth quarter. New product introductions are expected to improve FSI's revenues in 2007.

    Public Safety & Justice ("PS&J"), our Tiburon public safety software subsidiary, had a pre-tax loss of $16.8 million in the fourth quarter of 2006 and a pre-tax loss of $18.0 million for the 2006 year on revenues of $11.7 million for the fourth quarter of 2006 and $45.0 million for the full year 2006. PS&J's loss was driven by a non-cash $16.1 million write-down of acquisition goodwill and intangible assets. Prior to the write-down PS&J's results reflected an improvement from the $2.9 million pre-tax loss on $43.9 million of revenue for the full year of 2005 despite a $0.4 million write-off related to a contract dispute in the fourth quarter of 2006. During 2006 we changed senior management at PS&J. Our new management has made important strides in regaining Tiburon's traditional market leading position in the public safety software business through a series of steps including: 1) restructuring senior management; 2) reducing the expense structure by streamlining the management, flattening the organizational structure, and improving efficiencies; 3) accelerating and internalizing the critically important and very exciting new "Next Generation" software suite development which is based on Service Oriented Architecture and the Microsoft ".NET" platform; 4) re-invigorating the sales and marketing effort; and 5) re-dedicating the company to outstanding customer service, a hallmark of Tiburon's corporate strategy since its founding in 1980. Spending on the Next Generation software suite has been accelerated and will continue to impact 2007 results. While PS&J backlog declined in 2006 from $53.7 million at the beginning of the year to $39.0 million at the end of the year, presaging lower revenues early in 2007, bidding activity is strong and Tiburon is competing for several very large projects which are expected to be awarded by mid 2007.

    Integrated Electronic Systems ("IES") had pre-tax profit of $0.3 million in the fourth quarter of 2006 and pre-tax profit of $1.0 million for the 2006 year on revenues of $3.2 million for the fourth quarter of 2006 and $13.9 million for the full year 2006. This compared to pre-tax profit of $0.3 million in the fourth quarter of 2005 and $0.4 million for the full year 2005 on revenues of $3.3 million for the fourth quarter of 2005 and full year 2005 revenues of $10.1 million. Revenues and earnings benefited from many projects including the large Bureau of Engraving and Printing ("BEP") contract. While the latter contract has remained under protest and is expected to be re-bid, we continue to perform to the very highest standards under that contract and are optimistic that we will prevail in the re-bid, which is expected to be concluded late in 2007. IES' backlog ended 2006 at $7.9 million, up from $7.5 million at the beginning of 2006. Only $0.3 million of the BEP contract is included in this backlog.

    Corporate expenses declined sharply in 2006, mainly due to the reduction in audit and Sarbanes Oxley related costs, but also due to successful efforts to reduce corporate level expenditures. Corporate expense in the fourth quarter of 2006 was $0.7 million, down from $1.1 million in the fourth quarter of 2005, Corporate expense was $3.6 million for the full year of 2006, down from $6.6 million for the full year of 2005. Net interest expense in the fourth quarter of 2006 was $0.4 million vs $0.5 million in the fourth quarter of 2005, and was $1.9 million for the full year of 2006 vs $2.1 million for the full year of 2005.

    The Company's Balance Sheet remained very strong at the end of 2006. Cash and marketable securities increased by $5.6 million during 2006 to $23.9 million at the end of the year. Cash benefited from the $4.5 million (before $1.7 million of expenses and selling shareholder participation) settlement with Friedman Billings & Ramsay related to the 2001 PIPE offering ($1.3 million, net was received at December 31, 2006 and $1.5 million, net was received in January, 2007). This settlement did not impact net income since it was credited directly to Shareholders' Equity. Tangible Net Worth increased by $4.8 million during the year and Working Capital totaled $31.0 million at December 31, 2006. Other than the short-term portion of the Company's Industrial Revenue Bonds, which amounted to $0.4 million at December 31, 2006, the Company has no outstanding short-term debt, has only $2.7 million in the long-term portion of its Industrial Revenue Bonds, and its' Convertible Subordinated Notes have no principal due until 2011.

    With continuing strong pre-bid activity in most of our businesses, and a solid new management in place at PS&J, we are quite optimistic about the intermediate to longer term outlook. However operating results will remain depressed until we are able to secure some of the significant potential projects we are pursuing, and, assuming we win these projects, until we get past the normal extended start-up phase of the projects, when our revenues begin to be generated in earnest.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to successfully grow the Company by completing acquisitions, the ability to remain in compliance with its bank covenants, delays in government procurement processes, ability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                   ASSETS                    December 31, December 31,
                                                 2006         2005
                                             ------------ ------------
                                              (dollars in thousands)
Current Assets
     Cash and cash equivalents               $     7,740  $     6,938
     Marketable securities                         8,687       11,429
     Accounts receivable, net                     25,534       39,625
     Contract costs in excess of billings         12,031       13,764
     Inventories                                   5,577        6,195
     Prepaid expenses and other                    4,595        2,809
                                             ------------ ------------
        Total Current Assets                      64,164       80,760

Cash equivalents pledged                           7,500            -
Property, plant and equipment, net                 9,630        9,962
Goodwill                                          13,274       26,846
Other intangible assets, net                       7,428        8,221
Other                                              1,954          903
                                             ------------ ------------
        Total Assets                         $   103,950  $   126,692
                                             ============ ============

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued
      liabilities                            $    14,155  $    23,030
     Billings in excess of contract costs
      incurred                                     9,221       13,847
     Deferred revenue                              9,305        8,094
     Current portion of notes payable                440          440
                                             ------------ ------------
        Total Current Liabilities                 33,121       45,411

Notes payable                                      2,685        3,125
Convertible subordinated notes payable, net       39,492       39,305
Deferred tax liabilities                           1,425        2,060
Other                                                388          369
                                             ------------ ------------
        Total Liabilities                         77,111       90,270
                                             ------------ ------------

Commitments and Contingencies

Shareholders' Equity                              26,839       36,422
                                             ------------ ------------
        Total Liabilities and Shareholders'
         Equity                              $   103,950  $   126,692
                                             ============ ============

                COMPUDYNE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------
                                (in thousands, except per share data)

Revenues                        $ 33,902  $40,741  $147,462  $141,650
Cost of sales                     22,498   29,529    99,595    99,111
                                --------- -------- --------- ---------
Gross profit                      11,404   11,212    47,867    42,539

Selling, general &
 administrative expenses          10,008    9,674    38,261    40,567
Research and development           1,824    1,183     7,294     8,685
Impairment of goodwill and
 other intangibles                16,141        -    16,141         -
                                --------- -------- --------- ---------
(Loss) income from operations    (16,569)     355   (13,829)   (6,713)

Total other expense, net             426      526     1,896     2,193
                                --------- -------- --------- ---------

Loss before income taxes         (16,995)    (171)  (15,725)   (8,906)
Income tax (benefit) expense        (563)     285      (732)     (215)
                                --------- -------- --------- ---------
Net loss                        $(16,432) $  (456) $(14,993) $ (8,691)
                                ========= ======== ========= =========

Earnings (loss) per share:
-------------------------------
Basic loss per common share     $  (1.95) $  (.06) $  (1.82) $  (1.07)
                                ========= ======== ========= =========

Weighted average number of
 common shares outstanding         8,430    8,119     8,256     8,129
                                ========= ======== ========= =========

Diluted loss per common share   $  (1.95) $  (.06) $  (1.82) $  (1.07)
                                ========= ======== ========= =========

Weighted average number of
 common shares and equivalents     8,430    8,119     8,256     8,129
                                ========= ======== ========= =========

                COMPUDYNE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL DATA
                      (in thousands, unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------
Revenues
  Institutional Security
   Systems                      $ 10,599  $17,644  $ 48,265  $ 60,652
  Attack Protection                8,402    8,162    40,241    27,017
  Public Safety and Justice       11,694   11,630    45,062    43,871
  Integrated Electronic Systems    3,207    3,305    13,894    10,110
                                --------- -------- --------- ---------
                                $ 33,902  $40,741  $147,462  $141,650
                                ========= ======== ========= =========


                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------
Gross Profit
  Institutional Security
   Systems                      $  1,530  $ 2,405  $  7,336  $  9,896
  Attack Protection                2,651    2,016    13,081     6,105
   Public Safety and Justice       6,246    6,261    24,464    24,913
  Integrated Electronic Systems      977      530     2,986     1,625
                                --------- -------- --------- ---------
                                $ 11,404  $11,212  $ 47,867  $ 42,539
                                ========= ======== ========= =========


                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------
Pre-tax income (loss)
  Institutional Security
   Systems                      $   (667) $   101  $ (1,277) $    629
  Attack Protection                  463     (192)    4,672    (2,333)
  Public Safety and Justice      (16,817)     342   (17,983)   (2,928)
  Integrated Electronic Systems      263      251       985       431
  Corporate                         (237)    (673)   (2,122)   (4,705)
                                --------- -------- --------- ---------
                                $(16,995) $  (171) $(15,725) $ (8,906)
                                ========= ======== ========= =========

                                             December 31, December 31,
                                                 2006         2005
                                             ------------ ------------
Backlog
 Institutional Security Systems              $    64,687  $    58,128
 Attack Protection                                 5,686       28,802
 Public Safety and Justice                        39,067       53,705
 Integrated Electronic Systems                     7,902        7,503
                                             ------------ ------------
                                             $   117,342  $   148,138
                                             ============ ============

            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                               EBITDAS
           (in thousands, except per share data; unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------

Net loss                        $(16,432) $  (456) $(14,993) $ (8,691)
Interest expense                     789      748     3,268     3,065
Income tax expense (benefit)        (563)     285      (732)     (215)
Depreciation and amortization        828      797     3,167     3,393
Non-cash stock option expense        146        -     1,113         -
Impairment of goodwill            14,401        -    14,401         -
Impairment of other
 intangibles, net of tax           1,105        -     1,105         -
                                --------- -------- --------- ---------
EBITDA adjusted for non-cash
 stock option expense (EBITDAS) $    274  $ 1,374  $  7,329  $ (2,448)
                                ========= ======== ========= =========

  Income (Loss) Before Non-Cash Stock Option Expense and Impairment
                                Charges

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------

Net loss                        $(16,432) $  (456) $(14,993) $ (8,691)
Non-cash stock option expense        146        -     1,113         -
                                --------- -------- --------- ---------
Net loss before non-cash stock
 option expense                  (16,286)    (456)  (13,880)   (8,691)
Impairment of goodwill            14,401        -    14,401         -
Impairment of other
 intangibles, net                  1,105        -     1,105         -
                                --------- -------- --------- ---------
(Loss) income before non-cash
 stock option expense and
 impairments                    $   (780) $  (456) $  1,626  $ (8,691)
                                ========= ======== ========= =========

Diluted loss per common share
 before non-cash stock option
 expense                        $  (1.93) $  (.06) $  (1.68) $  (1.07)
                                ========= ======== ========= =========

Diluted (loss) income per
 common share before non-cash
 stock option expense and
 impairments                    $   (.09) $     -  $    .20  $      -
                                ========= ======== ========= =========

    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principles (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock option expense and impairment charges (EBITDAS), in its internal analysis of results of operations and monitors EBITDAS to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. The Company's management also uses Income (Loss) Before Non-Cash Stock Option Expense and impairment charges to allow it to compare its results of operations between years. Management believes that EBITDAS and Income (Loss) Before Non-Cash Stock Option Expense and Impairment Charges is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDAS is useful to investors because it allows them to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. Management believes that net income (loss) per share excluding stock option expense and impairment charges is helpful to investors who are trying to compare current results with prior periods.

    CONTACT: CompuDyne Corporation
             Investor Relations:
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com